SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission Only (as permitted by rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

CHECKERS DRIVE-IN RESTAURANTS, INC.

(Name of Registrant as Specified In its Charter)

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CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600

Tampa, Florida 33607

April 25, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Checkers Drive-In Restaurants, Inc. The Meeting will be held May 18, 2005 at 9:00 a.m., Eastern Daylight Savings Time, at the Tampa Double Tree Hotel, located at 4500 West Cypress Street, Tampa, Florida.

The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting. We will also report on the progress of the Company and comment on matters of current interest.

It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to us will not prevent you from voting in person at the Meeting if you are present and choose to do so.

If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

Your Board of Directors and management look forward to greeting you personally at the Meeting.

Sincerely,

Brian R. Doster
Brian R. Doster
Secretary

CHECKERS DRIVE-IN RESTAURANTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 18, 2005

Notice is hereby given that the Annual Meeting of Stockholders of Checkers Drive-In Restaurants, Inc., a Delaware corporation, will be held at the Tampa Double Tree Hotel, located at 4500 West Cypress Street, Tampa, Florida, on May 18, 2005 at 9:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1.	To elect three Directors to serve until the Annual Meeting in 2008, until their successors are elected and qualified or until their earlier resignation, removal from office or death;

2.	To ratify and approve the appointment of Grant Thornton LLP as the Company’s independent registered accounting firm for fiscal 2005; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2004 Annual Report of the Company is also enclosed. Stockholders of record at the close of business on March 29, 2005 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at Checkers Drive-In Restaurants, Inc., at 4300 West Cypress Street, Suite 600, Tampa, Florida 33607.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting if you desire. If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

By order of the Board of Directors,

Brian R. Doster
BRIAN R. DOSTER
Secretary

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600

Tampa, Florida 33607

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors and management of Checkers Drive-In Restaurants, Inc. (the “Company”) in connection with the Company’s solicitation of proxies to be voted at the Company’s 2005 Annual Meeting of Stockholders, which will be held on May 18, 2005 at 9:00 a.m., at the Tampa Double Tree Hotel, located at 4500 West Cypress Street, Tampa, Florida (the “Meeting”).

Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

The close of business on March 29, 2005, has been designated as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting (“Stockholders”). As of February 28, 2005, 11,136,643 shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”) were outstanding. Each Stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company as of the close of business on March 29, 2005, on all matters that come before the Meeting.

The affirmative vote of the majority of the votes cast at the Meeting will be required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be treated as voted with respect to the directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item to be acted upon at the Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against such other matters.

In accordance with the rules of the NASDAQ National Market, brokers and nominees may be precluded from exercising their voting discretion with respect to certain matters to be acted upon (e.g., any proposal which would substantially affect the rights or privileges of the Common Stock) and thus, in the absence of specific instructions from the beneficial owner of the shares, will not be empowered to vote the shares on such matters. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to that matter. Shares represented by such broker non-votes will, however, be counted for purposes of determining whether there is a quorum.

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy has been first mailed to stockholders is April 25, 2005.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

There are currently seven seats on the Board of Directors. The Board is divided into three classes of directors serving staggered three-year terms. Directors hold their positions until the annual meeting of stockholders in the year in which their term expires and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The terms of office of three of the Company’s directors: Peter C. O’Hara; Keith E. Sirois and Gary Lieberthal, will expire at the Meeting. The Company’s Certificate of Incorporation requires that the Board of Directors be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors. The Board of Directors unanimously recommends that you vote “FOR” the election of Messrs. O’Hara, Sirois and Lieberthal as directors, to hold office until the Company’s annual meeting in 2008 or until their successors shall be duly elected and qualified or until their earlier resignation, removal from office or death. See “Management—Directors and Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management” for further information on each nominee. Stockholders may vote for up to three nominees. Stockholders may not vote cumulatively in the election of directors.

MANAGEMENT

The following table sets forth the names and ages of the directors of the Company and the positions they hold.

Name	Age	Position
Peter C. O’Hara	49	Chairman of the Board of Directors (term expiring in 2005); Nominee for Director with term expiring in 2008
Keith E. Sirois	53	President, Chief Executive Officer and Director (term expiring in 2005); Nominee for Director with term expiring in 2008
David Gotterer	76	Director (term expiring in 2006)
Burt Sugarman	66	Director (term expiring in 2006)
Terry N. Christensen	64	Director (term expiring in 2007)
Willie D. Davis	70	Director (term expiring in 2007)
Gary Lieberthal	59	Director (term expiring in 2005); Nominee for Director with term expiring in 2008

Directors

DAVID GOTTERER has served as a director since August 1999. From 1989 to August 1999, he served as a Member of the Board of Directors of Rally’s. Mr. Gotterer was a partner in the accounting firm of Mason & Company, LLP in New York, New York, from June 1953 until February 2003. Mr. Gotterer has been an independent consultant since February 2003, and he is also a Member of the Board of Directors and Vice Chairman of GIANT GROUP, LTD., in Beverly Hills, California.

BURT SUGARMAN has served as a director since June 1997. Mr. Sugarman has been the Chairman of the Board, President and Chief Executive Officer of GIANT GROUP, LTD. for the past five years and also served as a director of Santa Barbara Restaurant Group until its merger with CKE Restaurants, Inc. Mr. Sugarman served as Chairman of the Board of Rally’s Hamburgers, Inc. from November 1994 to October 1997.

WILLIE D. DAVIS has served as a director since August 1999. Mr. Davis has been the President and a director of All-Pro Broadcasting, Inc., a holding company operating several radio stations, for more than the past five years. Mr. Davis currently also serves on the board of directors of Sara Lee Corporation, Dow Chemical Company, Metro-Goldwyn- Mayer Inc., MGM Mirage, Basset Furniture Industries, Incorporated and the Strong Fund.

TERRY N. CHRISTENSEN has served as a director since November 1996. Mr. Christensen has been a partner in the law firm of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP since May 1988. Mr. Christensen is a director of GIANT GROUP, LTD. and MGM Mirage. Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP performed legal services for us in 2004 and 2003. Such services have related to litigation, compliance with securities laws and other business matters.

The following three individuals were members of the Board of Directors during the Company’s 2004 fiscal year whose terms expire at the Meeting and who are standing for re-election:

PETER C. O’HARA has served as a director since June 1998, as Chairman of the Board since December 2002 and Vice Chairman from September 1999 to December 2002. He has served as president of Capital Management of L.I., N.Y., Inc. since March of 1994. Capital Management of L.I., N.Y., Inc. was a Checkers franchise area developer for Long Island, New York through October 2001.

KEITH E. SIROIS has served as President and Chief Executive Officer since May 1, 2003 and was appointed a director on February 26, 2004. He served as Vice President of Franchise Operations from September 1999 until May 1, 2003 and as Director of Franchise Operations from September 1998 to September 1999. Mr. Sirois served as a franchise business consultant with Checkers from August 1996 to September 1998. From March 1992 to September 1996, Mr. Sirois served as Vice President of Operations for Heartwise Express, Inc. in Chicago, Illinois.

GARY LIEBERTHAL has served as a director since July 2004. Mr. Lieberthal is presently retired; previous to his retirement, Mr. Lieberthal served as Chairman and Chief Executive Officer of Columbia Pictures Television.

Executive Officers

Set forth below is a description of the business experience and the ages of our executive officers, other than Mr. Sirois, whose experience is described above. Executive officers serve at the discretion of our Board of Directors.

S. PATRIC PLUMLEY (56) is Senior Vice President and Chief Financial Officer and Treasurer. He joined the Company in December 2003. Mr. Plumley previously served as the Senior Vice President and Chief Financial Officer of Fresh Brands, Inc. from January 27, 2003 to September 12, 2003. He was the Senior Vice President and Chief Financial Officer of Eagle Food Centers, Inc. from 1997 until January 2003.

STEVE COHEN (53) has served as our Senior Vice President of Human Resources since December 1997. From May 1995 to December 1997, Mr. Cohen was the Field Human Resources Manager for EZCorp in Austin, Texas.

ADAM NOYES (35) has served as Vice President of Operations and Purchasing since August 2000. He served as Vice President of Purchasing and Quality Assurance from October 1998 to August 2000. He was Senior Director of Purchasing from May 1998 to September 1998 and Director of Purchasing from June 1996 to April 1998. Prior to this, Mr. Noyes served Checkers in the capacity of restaurant support services from April 1991 to May 1996.

RICHARD TURER (43) has served as Vice President of Marketing since September 1999. From July 1998 to September 1999, Mr. Turer served as Director of Marketing for Checkers and Rally’s brands. From May 1995 to July 1998, he was self-employed and operated Mill House McCabe, a marketing and promotional company, in Sparta, New Jersey.

BRIAN R. DOSTER (46) served as Vice President, Corporate Counsel and Secretary since November 2000. He served previously as Assistant General Counsel and Assistant Secretary of Checkers from April 1999 to

September 1999. From November 1985 to April 1999, he was a corporate attorney for Amoco Corporation in Chicago, Illinois. Mr. Doster also serves as Chairman of the Board of Directors of Tampa Community Health Centers, Inc., a not for profit provider of health services, and has been a director since January 2002.

RON LEVONDOSKY (50) is Vice President of Franchise Operations. He has served in that capacity for the Company since May 27, 2003. Prior to that, he was a Senior Franchise Business Consultant upon joining the Company on June 4, 2001. Prior to Checkers, Mr. Levondosky was an Area Director of Operations with Labor Ready, Inc. from May of 2000 through May of 2001 and the Vice President of Operations with Hot ‘n Now LLC from October of 1994 through April of 2000.

No family relationships exist between any of the directors and the executive officers of the Company. There are no arrangements or understandings between any director and any other person concerning service or nomination as a director.

CORPORATE GOVERNANCE

Board Meetings

Directors are expected to attend the Company’s Annual Shareholders’ Meeting, and all or substantially all Board meetings and meetings of the Committees on which they serve. Occasionally, unforeseen circumstances may prevent a director from attending.

The Board of Directors held eight meetings during 2004. In 2004, each incumbent director attended at least 75% of the meetings of the Board of Directors and of each committee of which he was a member. The Chairman and other Board members periodically communicate with one another during the year regarding Company business in between meetings. Directors O’Hara, Gotterer, Sugarman, Sirois and Davis attended the 2004 Annual Shareholders’ Meeting in person.

Director Independence

Upon consideration of the criteria and requirements regarding director independence set forth in the listing standards adopted by the NASDAQ Stock Market, the Board has determined that all directors are “independent” for purposes of general Board service, with the exception of Mr. Sirois, who is considered an inside director because of his position as Chief Executive Officer of the Company. The Board will monitor all relationships between the Company and the directors and their affiliates and family members and shall assess, at least annually, its directors continued independence in accordance with the NASDAQ Stock Market criteria.

Committees of the Board of Directors

The Board of Directors has Executive, Audit, Compensation and Stock Option, and Nomination Committees.

During 2004, the Audit Committee consisted of David Gotterer, Willie D. Davis, and Peter C. O’Hara. The Board has determined that Mr. Gotterer qualifies as an “audit committee financial expert” and is “independent,” both within the meaning of applicable regulated guidelines. The Committee held six meetings during 2004. The Audit Committee recommends the appointment of the independent auditors of the Company, discusses and reviews the scope and fees of the prospective annual audit and reviews the results thereof with the independent auditors, pre-approves and reviews all audit and non-audit services of the independent auditors, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management’s procedures and policies relative to the adequacy of the Company’s internal accounting controls and compliance with federal and state laws relating to accounting practices, including internal control compliance under the Sarbanes-Oxley Act of 2002, and reviews and approves (with the concurrence of the majority of the disinterested directors of the Company) transactions, if any, with affiliated parties. During the year, the Board examined the composition of the Audit Committee. Based upon this examination, the Board confirmed that all members of the Audit Committee are “independent” within the meaning of the listing standards of the NASDAQ Stock Market. In addition, the Committee reviewed its charter and with Board approval, adopted changes in keeping with the listing standards of the NASDAQ Stock Market. A copy of the revised charter is attached to this proxy as Appendix A, and it is also available on the Company’s website under the corporate governance section at www.checkers.com.

During 2004, the Executive Committee consisted of Peter C. O’Hara, Burt Sugarman and David Gotterer, and held three meetings. The Executive Committee has the authority, between meetings of the Board, to take all actions with respect to the management of the Company’s business that require action by the Board, except with respect to certain specified matters that by law, or Company by-law, must be approved by the entire Board.

During 2004, the Compensation Committee, inclusive of the Stock Option Committee, consisted of Peter C. O’Hara, Terry N. Christensen and Burt Sugarman, and held three meetings. Its principal function is to make recommendations to the Board of Directors with respect to compensation and benefits to be paid to officers, and perform other duties prescribed by the Board with respect to employee stock plans and benefit programs.

During 2004, the Nominating Committee consisted of Peter C. O’Hara, Keith E. Sirois, Terry Christensen, Burt Sugarman and David Gotterer. All members of the Nominating Committee, excluding Mr. Sirois, are independent within the meaning of the listing standards of NASDAQ. The committee held two meetings during 2004. The Nominating Committee proposes a slate of directors for election by the shareholders at each annual meeting, and candidates to fill vacancies on the Board of Directors, which in each case are then approved by a majority of the Company’s independent directors. The Nominating Committee recommended and, upon Board approval, appointed Gary Lieberthal in July 2004 to serve as director with term expiring in 2005.

In identifying candidates for membership on the Board of Directors, the Committee takes into consideration all factors that it considers appropriate, which may include diversity, knowledge of the Company’s business and other related industries, skills, and experience of the nominee in the context of the needs of the Board as a whole. Nominees are selected who have the highest personal and professional integrity, demonstrated abilities and whom the Committee believes will serve the long-term interests of the stockholders. The Nominating Committee considers recommendations from stockholders, directors, and officers, in light of upcoming elections and actual or expected Board vacancies. In addition, the Committee may, at the Company’s expense, retain search firms, consultants, and other advisors to identify, screen, and/or evaluate candidates. All candidates, including those recommended by shareholders, are evaluated using the same criteria. The Committee considers candidate submissions from stockholders in accordance with the procedures set forth in the section of this proxy called “Stockholder Proposals for Presentation at the 2006 Annual Meeting.” The Nominating Committee did not receive any candidate submissions from stockholders during the year 2004. The Nominating Committee Charter is posted on the Company’s website at www.checkers.com under the corporate governance section. Also posted on the website are the Nominating Committee’s criteria for evaluating candidates for nomination to the Board.

Shareholder Communication with the Board

Shareholders and other parties interested in communicating with any director may do so in care of the Company’s Corporate Secretary by phone, fax, e-mail or written correspondence pursuant to the contact information specified on the Company’s website under the corporate governance section entitled “Contact the Board.” The Corporate Secretary shall review all correspondence and shall regularly forward all correspondence to the designated board member or, in the case of correspondence directed to the Board as a group, to the Chairman of the Board (except that he will not forward commercial correspondence or duplicative correspondence except that copies will be maintained of all such correspondence). A written log of all correspondence will be maintained by the Corporate Secretary. All correspondence from the shareholders relating to accounting, internal controls, or auditing matters will be forwarded to the Chairman of the Audit Committee in accordance with procedures developed by the Audit Committee with respect to such matters.

Copy of Code of Conduct and Code of Ethics

The Board of Directors has adopted a Code of Ethics which is applicable to all employees, directors and officers of the Company and a Code of Conduct which is applicable to the Company’s Senior Executive and Financial officers. The Code of Conduct and Code of Ethics may be viewed on the Company’s website at www.checkers.com.

Compensation of Directors

Directors who are our employees receive no extra compensation for their services as directors. Directors who are not employees receive a director’s fee of $2,500 per quarter. In addition, these independent directors receive $2,500 for each board meeting ($5,000 in cases of in-person attendance), $1,000 for each committee meeting they attend, plus out-of-pocket expenses. Each Non-Employee director who is currently serving on the Company’s Board of Directors will be automatically granted a stock award annually, on the effective date of the 2004 Plan, of 10,000 shares of common stock; subject, however, to such restrictions as to vesting, forfeiture, resale or other terms and conditions as may be imposed by the Compensation Committee at the time of the award. Prior to the adoption of the 2004 Plan, non-employee directors also participated in the 1994 Stock Option Plan for non-employee directors, which provided for the automatic grant to each non-employee director, upon election to the board of directors, of a non-qualified, ten-year option to acquire 8,333 shares of the common stock, with the subsequent automatic grant on the first day of each fiscal year thereafter of a non-qualified, ten-year option to acquire an additional 1,667 shares of common stock. All such options have an exercise price equal to the closing sale price of the common stock on the date of grant. One-fifth of each initial option granted pursuant to the plan before August 6, 1997 became exercisable on a cumulative basis on each of the first five anniversaries of the date of the grant of the option. Under federal tax law, the availability to issue additional options under the 1994 Stock Option Plan has expired. One-third of each annual option granted pursuant to the plan before August 6, 1997 becomes exercisable on a cumulative basis on each of the first three anniversaries of the date of the grant of the option. In February 2002, former Chairman of the Board of Directors, Mr. Maggard received options to purchase 50,000 shares of the Company’s common stock upon appointment as the Chairman. In December 2002, Mr. O’Hara received options to purchase 50,000 shares of the Company’s common stock upon appointment as the Chairman of the Board of Directors when Mr. Maggard stepped down. All directors of the Board received options to purchase 25,000 shares of the Company’s common stock in February 2002, 40,000 shares of the Company’s common stock in August 2003, 50,000 shares of the Company’s common stock in February 2004, and 25,000 in May 2004. All options granted pursuant to this plan on or after August 6, 1997 are exercisable immediately upon grant. Options are exercisable whether or not the non-employee director, at the time of exercise, is a member of the Board of Directors, unless the director is removed for cause.

Related Party Transactions

Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro LLP, a law firm in which Mr. Christensen is a named partner, performed legal services for the Company during 2004 and 2003 amounting to $107,000 and $26,000, respectively. Such services were related to the defense of certain litigation, compliance with securities laws and other business matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers and holders of more than 10% of the Company’s common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership. Based solely on a review of forms, reports and certificates filed with the Company by such persons, all Section 16(a) filing requirements were complied with by such persons in 2004.

The following table sets forth certain information as of February 28, 2005, relating to the beneficial ownership of the common stock by (a) all persons known by us to beneficially own more than 5% of the outstanding shares of the common stock, (b) each director, director nominee and executive officer and, (c) all officers and directors as a group. We had 11,136,643 shares outstanding as of February 28, 2005.

Name and Address of Beneficial Owner(1)(2)(3)	Number of Shares Beneficially Owned(1)	Percentage of Shares Outstanding(4)
FleetBoston Financial Corporation 100 Federal Street, Boston, MA 02110	1,673,192	14.35%
JP Morgan Chase 500 Stanton Christiana Road, Newark, DE 19713	721,500	6.19%
F&C Management Ltd.	678,600	5.82%
Caxton Associates, L.L.C. Princeton Plaza, Bldg 2, 731 Alexander Rd, Princeton, NJ 08540	652,759	5.60%
Burt Sugarman(5)	705,686	5.90%
Peter C. O’Hara(6)	259,789	2.19%
Terry N. Christensen(7)	206,831	1.75%
Willie Davis(8)	250,615	2.11%
David Gotterer(9)	250,615	2.11%
Gary Lieberthal(10)	8,333	*
Steven Cohen(11)	113,597	*
Adam Noyes(12)	94,158	*
Keith E. Sirois(13)	102,533	*
Richard Turer(14)	86,552	*
Brian R. Doster(15)	83,875	*
S. Patric Plumley(16)	12,934	*
Ronald Levondosky(17)	20,672	*
All officers and directors as a group (13 persons)(18)	2,196,190	18.50%

*	Represents less than 1% of our outstanding common stock.
(1)	Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them.
(2)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from February 28, 2005, upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from February 28, 2005 have been exercised.
(3)	Unless otherwise indicated, the address of each stockholder listed is 4300 West Cypress Street, Suite 600, Tampa, Florida 33607.
(4)	Percentage calculation assumes owners’ derivative securities exercisable within 60 days from February 28, 2005 have been exercised.
(5)	Includes 301,196 shares issuable upon the exercise of presently exercisable stock options. Includes 302,678 shares held by GIANT GROUP, LTD. Mr. Sugarman is Chairman of the Board and Chief Executive Officer of, and may be deemed to control, GIANT GROUP, LTD. Mr. Sugarman disclaims beneficial ownership of the GIANT GROUP, LTD. shares.

(6)	Includes 205,002 shares issuable upon the exercise of presently exercisable stock options.
(7)	Includes 192,324 shares issuable upon the exercise of presently exercisable stock options.
(8)	Includes 240,615 shares issuable upon the exercise of presently exercisable stock options.
(9)	Includes 240,615 shares issuable upon the exercise of presently exercisable stock options.
(10)	Includes 8,333 shares issuable upon the exercise of presently exercisable stock options.
(11)	Includes 111,638 shares issuable upon the exercise of presently exercisable stock options.
(12)	Includes 93,959 shares issuable upon the exercise of presently exercisable stock options.
(13)	Includes 96,667 shares issuable upon the exercise of presently exercisable stock options.
(14)	Includes 82,001 shares issuable upon the exercise of presently exercisable stock options.
(15)	Includes 80,001 shares issuable upon the exercise of presently exercisable stock options.
(16)	Includes 11,668 shares issuable upon the exercise of presently exercisable stock options.
(17)	Includes 8,334 shares issuable upon the exercise of presently exercisable stock options.
(18)	Includes an aggregate of 1,672,353 shares issuable upon the exercise of presently exercisable stock options held by officers and directors of the Company. Also includes 302,678 shares beneficially owned by GIANT GROUP, LTD. See Footnote (5) above.

EXECUTIVE COMPENSATION

The following table is a summary of the compensation earned for the last three fiscal years for services in all capacities to each of the persons who qualified as a “named executive officer” under item 402(a)(3) of Regulation S-K.

Name and Principal Position	Annual Compensation				Long-Term Compensation		All Other Com- pensation ($)
				Other Annual Compen- sation ($)	Awards	Payouts
	Year	Salary	Bonus ($)		Securities Underlying Options SARs (#)	LTIP Payouts ($)
Keith E. Sirois (1) President, Chief Executive Officer	2004 2003 2002	329,371 220,269 128,249	175,000 150,000 55,950	— — —	60,000 50,000 30,000	— — —	12,685 15,332 7,109	(3) (4) (5)

S. Patric Plumley (2) Senior Vice President, Chief Financial Officer	2004	205,010	100,000		25,000		7,112	(6)

Steven Cohen Senior Vice President, Human Resources	2004 2003 2002	168,951 156,577 148,499	90,000 84,279 68,900	— — —	25,000 20,000 30,000	— — —	10,242 13,610 2,264	(7) (8) (9)

Adam Noyes Vice President, Operations and Purchasing	2004 2003 2002	180,730 137,548 118,679	95,000 87,500 75,400	— — —	25,000 20,000 30,000	— — —	6,978 13,797 6,538	(10) (11) (12)

Rich Turer Vice President, Marketing	2004 2003 2002	147,634 135,077 127,999	77,500 79,479 56,300	— — —	25,000 20,000 30,000	— — —	8,644 12,163 161	(13) (14) (9)

(1)	Mr. Sirois was appointed President and Chief Executive Officer of the Company on May 1, 2003.
(2)	Mr. Plumley was appointed Senior Vice President and Chief Financial Officer of the Company on December 29, 2003.
(3)	Consisting of automobile allowance ($8,674), matching stock purchases ($2,891) and term life insurance premiums ($1,120).
(4)	Consisting of automobile allowance ($7,833), matching stock purchases ($6,772) and term life insurance premiums ($727).
(5)	Consisting of automobile allowance ($5,833), matching stock purchases ($1,154) and term life insurance premiums ($122).
(6)	Consisting of automobile allowance ($6,169) and term life insurance premiums ($943).
(7)	Consisting of automobile allowance ($5,965), matching stock purchases ($3,728) and term life insurance premiums ($549).
(8)	Consisting of automobile allowance ($3,675), matching stock purchases ($9,423) and term life insurance premiums ($512).
(9)	Consisting of term life insurance premiums.
(10)	Consisting of automobile allowance ($5,516), matching stock purchases ($1,230) and term life insurance premiums ($232).
(11)	Consisting of automobile allowance ($5,463), matching stock purchases ($8,170) and term life insurance premiums ($164).
(12)	Consisting of automobile allowance ($8,675), matching stock purchases ($9,423) and term life insurance premiums ($512).
(13)	Consisting of automobile allowance ($5,878), matching stock purchases ($2,573) and term life insurance premiums ($193).
(14)	Consisting of automobile allowance ($3,675), matching stock purchases ($8,301) and term life insurance premiums ($187).

Employment Agreements

Effective September 26, 2003 and September 19, 2003, the Company entered into employment agreements (as amended November 8, 2004) with Keith E. Sirois, Chief Executive Officer, and Adam Noyes, Vice President of Operations and Purchasing. The term of the agreements are for two years with three additional one year options to extend at the Company’s option. The Chief Executive Officer’s annual base salary is $350,000. The Vice President of Operations annual base salary is $190,000. The Chief Executive Officer was granted options to purchase 80,000 shares of the Company’s common stock under the terms of the 2001 Stock Option Plan after amendment and the Vice President of Operations was granted options to purchase 20,000 shares of the Company’s common stock under the terms of the 2001 Stock Option Plan. 70,000 options issued under both are exercisable at $9.63 per share, while 30,000 were issued at $12.36, the fair value as of the date of grant. The options granted vest proportionately over 3 years, unless the officer is terminated for reason other than for cause. In such case, the options vest immediately and the executive shall have 2 years from the date of termination to exercise the options. Both Officers are entitled to participate in the Company’s incentive bonus plan. Both agreements may be terminated at any time for cause. The agreements contain confidentiality and non-competition provisions.

Option Grants in Fiscal Year 2004

The following table sets forth information regarding options granted to the named executive officers during fiscal year 2004 pursuant to our stock option plans:

Name	Securities Underlying Options Granted (#)	Percent of Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date		Potential Realizable Rates of Stock Price Appreciation for Option Term(1)
						5% ($)	10% ($)
Keith E. Sirois	30,000	3.36%	12.36	11/8/2014	(3)	233,194	590,960

Keith E. Sirois	30,000	3.36%	10.14	5/25/2014	(2)	191,310	484,816

S. Patric Plumley	25,000	2.80%	10.14	5/25/2014	(2)	159,425	404,014

Steven Cohen	25,000	2.80%	10.14	5/25/2014	(2)	159,425	404,014

Adam Noyes	25,000	2.80%	10.14	5/25/2014	(2)	159,425	404,014

Rich Turer	25,000	2.80%	10.14	5/25/2014	(2)	159,425	404,014

(1)	The 5% and 10% assumed annual rates of stock price appreciation are provided in compliance with Regulation S-K under the Exchange Act. We do not necessarily believe that these appreciation calculations are indications of annual future stock option values or that the price of our common stock will appreciate at such rates.
(2)	One third of these options will vest on May 25, 2005, 2006 and 2007, respectively.
(3)	One third of these options will vest on November 8, 2005, 2006 and 2007, respectively.

Aggregated Option Exercises in Fiscal Year 2004 and Fiscal Year End Option Values

Set forth below is information with respect to our common stock options exercised by the named executive officers during fiscal year 2004 and the number and value of unexercised stock options held by such executives at the end of the fiscal year.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($)(1)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Keith E. Sirois		42,375	76,667/103,333	464,618/282,732

S. Patric Plumley			3,334/ 31,666	10,836/103,665

Steven Cohen			93,304/ 48,333	606,063/158,732

Adam Noyes	83	695	75,625/ 48,333	493,230/158,732

Rich Turer	3,000	25,515	63,667/ 48,333	392,833/158,732

(1)	Based upon the difference between the exercise price and closing price of our common stock as reported on the NASDAQ National Market on January 3, 2005 of $13.42.

Transactions with Management and Others

None.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about our equity compensation plans as of January 3, 2005. All outstanding awards related to our common stock. Shares awarded under all of the following plans may be from the Company’s treasury or may otherwise be acquired in the open market.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,763,267	$7.96	357,589	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	2,763,267	$7.96	357,589

(1)	Includes shares of common stock of the Company authorized for awards under the 2001 Stock Option Plan and includes no shares for the Company’s Employee Stock Purchase Plan, as these shares are purchased on the open market. For a summary of the terms of our stock option plans, see Note 10 of our consolidated financial statements in the Annual Report on Form 10-K.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

As set forth in more detail in the charter, the Audit Committee’s primary responsibilities fall into three (3) broad categories:

First, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s independent auditors about the Company’s annual financial statements and key accounting and reporting matters;

Second, the Committee is responsible for matters concerning the relationship between the Company and its independent auditors, including recommending their appointment or removal; pre-approving all audit and non-audit services and related fees; and determining whether the independent auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

Third, the Committee oversees management’s implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests, including compliance with Sarbanes-Oxley Act of 2002 (“SOX”) Section 404.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. To carry out its responsibilities, the Committee met six times during fiscal year 2004, including meeting regularly with the Company’s then independent registered public accounting firm, KPMG LLP, both privately and with management present.

In overseeing the preparation of the Company’s financial statements, the Committee met with both management and the Company’s independent auditors to review and discuss the financial statements prior to their issuance and to discuss significant accounting and reporting matters. Management advised the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee discussed the statements with both management and the independent auditors. The Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), as modified or supplemented.

With respect to the Company’s independent auditors, the Committee, among other things, discussed with KPMG LLP matters relating to its independence, including the written disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), as modified or supplemented.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2005, for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE

/s/ David Gotterer, Chairman /s/ Peter C. O’Hara /s/ Willie D. Davis

REPORT OF THE COMPENSATION COMMITTEE

The following Report was prepared by the members of our Compensation Committee at the end of fiscal year 2004.

Annual compensation for all of our executive officers is determined by the Compensation Committee of our Board of Directors, subject to the terms of any applicable employment agreement negotiated between us and an executive officer. During fiscal year 2004, annual compensation was set with the intent of reasonably compensating the executive officers, including the Chief Executive Officer, in line with industry norms, based upon the Committee members’ subjective evaluation of each officer and his respective assigned responsibilities and individual performance. The Committee also considered growth of the Company, earnings of the Company and increases in the cost of living.

During fiscal year 2004, awards of stock options under our 2001 Stock Option Plan to all executive officers and employees of the Company were at the discretion of the members of the Committee pursuant to the terms of the plan. In determining awards under the plan, the Committee makes a subjective evaluation of individual responsibilities, past and anticipated potential individual productivity and performance, and past and anticipated contributions to the profitability of the Company, both direct and indirect. The Committee does not give particular weight to a specific factor or use a formula in determining awards under the plan. While not required under the terms of the plan, all existing stock options were granted with an exercise price at least equal to the market value of the stock at the time of the grant and generally include vesting periods which the Committee believes will encourage the employee to remain with the Company. The benefits derived from each stock option granted under the plan are directly attributable to a future increase in the value of the Company’s common stock.

We are required to disclose our policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for the purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to our executive officers for fiscal year 2005 will exceed the $1 million limit per officer. Our 1991 and successor 2001 Stock Option Plans were structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation.

COMPENSATION COMMITTEE MEMBERS

/s/ Peter C. O’Hara, Chairman /s/ Burt Sugarman /s/ Terry N. Christensen

COMPARISON OF FIVE YEAR TOTAL RETURN(1)

FOR CHECKERS DRIVE-IN RESTAURANTS, INC., S&P 500 INDEX

AND PEER GROUP INDEX(2)

	1999	2000	2001	2002	2003	2004
Checkers Drive-In Restaurants, Inc.	$100.00	$174.06	$289.15	$302.36	$479.72	$633.02
S & P 500 Index	100.00	90.73	78.89	60.43	76.24	82.60
Peer Group	100.00	120.17	150.57	124.39	177.88	224.04

(1)	The foregoing graph assumes $100 invested on January 3, 2000, (end of fiscal 1999) in the Company, the S&P 500 Index and a peer group made up of five companies in the same industry.
(2)	The peer group consists of Wendy’s International, Sonic Corporation, Jack in the Box, Inc., CKE Restaurants, Inc. and Papa John’s International, Inc. The rate of return for the peer group is based upon their relative market capitalization as of April 11, 2005.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Compensation Committee of the Board of Directors is responsible for executive compensation decisions. During fiscal year 2004, the Committee was comprised of Messrs. Christensen, Sugarman and O’Hara. No member of this Committee was at any time during the 2004 fiscal year or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the Board of Directors or Compensation Committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee of the Company during the 2004 fiscal year.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s auditors Grant Thornton LLP were recommended and approved by the Company’s Audit Committee of the Board of Directors and approved by the Company’s Board of Directors on April 5, 2005. The opinions of KPMG LLP on the Company’s consolidated financial statements as of and for the years ended January 3, 2005 and December 29, 2003, and management’s assessment of internal control over financial reporting as of January 3, 2005 and the effectiveness of internal control over financial reporting as of January 3, 2005 were included in the Company’s annual report on Form 10-K.

The Audit Committee’s pre-approval of independent auditor fees and services policy requires pre-approval of all audit, audit-related, tax and other permissible non-audit services provided by our principal independent auditor on an annual basis and individual engagements as needed. The policy also requires additional approval of any engagements that were previously approved, but are anticipated to exceed pre-approved fee levels. The policy permits the Audit Committee Chairman to pre-approve principal independent auditor services where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled meeting (provided that the Audit Committee Chairman must report to the full Audit Committee on any pre-approval determinations).

Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended January 3, 2005 (the “2004 fiscal year”) and the reviews of the financial statements included in the Company’s Form 10-Q’s for the 2004 fiscal year totaled $433,000. Fees for the audits of management’s assessment of internal control over financial reporting and of the effectiveness of internal control over financial reporting as of January 3, 2005 totaled $708,500. Fees for the audit of the Company’s annual financial statements for the fiscal year ended December 29, 2003 (the “2003 fiscal year”) and the reviews of the financial statements included in the Company’s Form 10-Q’s for the 2003 fiscal year totaled $230,000. All audit services and fees for the audit of the Company’s financial statements for fiscal years 2004 and 2003 were approved by the Audit Committee.

Audit Related Fees. There were $50,000 in fees billed for audit related professional services by KPMG LLP for statutory tax audit services in 2004. There were no fees billed for audit related professional services during 2003.

Tax Fees. The aggregate fees billed for tax planning and compliance by KPMG LLP were $4,600 for fiscal year 2003. None of the fees billed in 2003 for tax planning and compliance were required to be independently approved by the Audit Committee because they related to work performed for 2002, which were contracted for and approved by management prior to 2003. There were no aggregate fees billed for tax planning and compliance for fiscal year 2004.

All Other Fees. There were no fees billed for services rendered by KPMG LLP, other than for audit, audit related and tax services, described in the preceding three paragraphs, for fiscal 2004 or fiscal 2003. During 2004 the Company paid Grant Thornton LLP $240,000 for services relating to compliance with SOX Section 404 (internal controls).

PROPOSAL NO. 2

RATIFICATION AND APPROVAL OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company has engaged and appointed the firm of Grant Thornton LLP (“Grant Thornton”), independent registered public accounting firm, to report upon the financial statements beginning with the fiscal year ending January 2, 2006, subject to the ratification of such appointment by the stockholders at the Meeting. Stockholder ratification of the Company’s independent certified public accountants is not required by the Company’s By-Laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends that you vote “FOR” such ratification. If the stockholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

On April 11, 2005, the Company reported on Form 8-K that, on April 5, 2005, it informed KPMG LLP (“KPMG”) of its dismissal as the Company’s independent registered public accounting firm. The decision to change the Company’s auditors was recommended and approved by the Company’s Audit Committee of the Board of Directors and approved by the Company’s Board of Directors. The reports of KPMG on the Company’s consolidated financial statements as of and for the years ended January 3, 2005 and December 29, 2003, and management’s assessment of internal control over financial reporting as of January 3, 2005 and the effectiveness of internal control over financial reporting as of January 3, 2005, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s opinion dated April 4, 2005 on the Company’s effectiveness of internal control over financial reporting as of January 3, 2005, expressed an adverse opinion on the effective operation of internal control over financial reporting. During the fiscal years ended January 3, 2005 and December 29, 2003, and through April 5, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference thereto in their reports on the Company’s consolidated financial statements for such years.

During the Company’s two most recent fiscal years ended January 3, 2005 and December 29, 2003, and through April 5, 2005, the Company had no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K, other than the material weaknesses in internal controls, which were disclosed in the Company’s Form 10-K filed on April 5, 2005. In the Form 10-K, Section 9A, the Company disclosed:

The Company lacked sufficient personnel resources with adequate expertise to account for income tax matters and complex non-routine transactions in accordance with U.S. generally accepted accounting principles. As a result, material errors in interim and annual calculations of income tax expense were identified and corrected prior to issuance of the Company’s consolidated financial statements as of and for the year ended January 3, 2005. This deficiency results in more than a remote likelihood that a material misstatement of the annual or interim financial statements would not be prevented or detected on a timely basis by employees during the normal course of performing their assigned functions.

The Company lacked sufficient personnel resources with adequate knowledge of accounting and financial reporting to perform effective supervisory reviews of significant non-routine transactions and the related accounting entries. As a result, errors occurred in the Company’s accounting for leases which could have been material to the Company’s interim and annual consolidated financial statements. This deficiency results in more than a remote likelihood that a material misstatement of the annual or interim consolidated financial statements would not be prevented or detected on a timely basis by employees in the normal course of performing their assigned functions.

A letter stating that KPMG agrees with these statements was filed as Exhibit 4.1 to the Company’s Form 8-K filed with the United States Securities and Exchange Commission on April 11, 2005.

On April 5, 2005, the Company’s Audit Committee appointed Grant Thornton as the Company’s new independent registered public accounting firm.

During the years ended January 3, 2005 and December 29, 2003, and through April 5, 2005 (the date Grant Thornton accepted its appointment), the Company did not consult with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K. The Company has not yet consulted with Grant Thornton regarding the advice and observations made by KPMG with respect to the Company’s internal controls discussed above.

A representative from both KPMG and Grant Thornton will be in attendance at the Meeting, will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance.

OTHER BUSINESS

Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR

PRESENTATION AT THE 2006 ANNUAL MEETING

The Board of Directors requests that any stockholder proposals intended for presentation at the 2006 Annual Meeting be submitted to Brian R. Doster, Secretary, in writing no later than March 5, 2006, for consideration for inclusion in the Company’s proxy materials for such meeting.

The Company’s By-Laws require certain advance notice to the Company of any nominations by stockholders of persons to stand for election as directors at stockholders’ meetings. Notice of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive offices of the Company not less than 60, nor more than 90 days, prior to the meeting of stockholders; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

A stockholder’s notice with respect to a director nomination must set forth (i) certain information about the nominee, (ii) the consent of the nominee to serve as a director if elected, (iii) the name and record address of the nominating stockholder, (iv) the class or series and number of shares of the Company which are beneficially owned by such stockholder, (v) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person pursuant to which the nominations are to be made, (vi) a representation that such stockholder persons named are current shareholders, and (vii) certain other information.

The complete By-Law provisions governing these requirements are available to any stockholder without charge upon request from the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 3, 2005. WRITTEN REQUESTS, ACCOMPANIED BY A GOOD FAITH REPRESENTATION THAT, AS OF MARCH 29, 2005, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF COMMON STOCK, SHOULD BE DIRECTED TO CHECKERS DRIVE-IN RESTAURANTS, INC., 4300 WEST CYPRESS STREET, SUITE 600, TAMPA, FL 33607, ATTENTION: CORPORATE SECRETARY.

By Order of the Board of Directors,

Brian R. Doster
BRIAN R. DOSTER
Secretary

Dated: April 25, 2005

PROXY

CHECKERS DRIVE-IN RESTAURANTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS - MAY 18, 2005

The undersigned hereby appoints Peter C. O’Hara and Keith E. Sirois, and each of them, proxies with full power of substitution, for and in the name of the undersigned to vote all shares of Common Stock of Checkers Drive-In Restaurants, Inc., a Delaware corporation (the “Company”), that the undersigned would be entitled to vote at the Company’s 2005 Annual Meeting of Stockholders to be held on May 18, 2005 (the “Meeting”), and at any adjournments thereof, upon the matters set forth in the Notice of the Meeting as stated hereon, hereby revoking any proxy heretofore given. In their discretion, the proxies are further authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

The undersigned acknowledges receipt of the Notice of the Meeting and the accompanying Proxy Statement, Annual Report including Form 10-K.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

CHECKERS DRIVE-IN RESTAURANTS, INC.

May 18, 2005

@ 9:00 A.M, EASTERN DAYLIGHT SAVINGS TIME

TAMPA, FLORIDA

ADMISSION TICKET

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.

DIRECTORS RECOMMEND: AVOTE “FOR” THE ELECTION OF THE NOMINEES.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:			FOR	AGAINST	ABSTAIN
	NOMINEES:	2. Ratify and approve the appointment of Grant Thornton LLP as independent auditors.	☐	☐	☐
☐ FOR ALL NOMINEES	O Peter C. O’Hara O Keith E. Sirois
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Gary Lieberthal	THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ABOVE, FOR APPROVAL OF THE PROPOSALS SET FORTH ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.
☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.